                                                                    EXHIBIT 99.1

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER
                            OF THE AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                             ORIGEN FINANCIAL, INC.

                                  JANUARY 2004



I.       PURPOSE

         The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities include: (a) monitoring
(1) the integrity of the financial statements of Origen Financial, Inc. (the "Company"), (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and its independent auditors, (4) the compliance by the Company with legal and regulatory requirements, (b) preparing the report required to be included annually in the Company's proxy statement as required by the Securities and Exchange Commission (the "SEC"), and (c) providing an avenue of communication among the independent auditor, management and the Board.

II.      COMMITTEE MEMBERSHIP

         The Audit Committee shall consist of no fewer than three (3) members, each of whom shall be a member of the Board, and shall otherwise be independent. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Nasdaq National Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Sarbanes-Oxley Act of 2002 (the "SOX Act"), and the rules and regulations of the SEC, as are applicable, as may be interpreted by the Board in its business judgment. Each member of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be determined by the Board to be an "audit committee financial expert" as defined by the SEC.

         The members of the Audit Committee shall be elected by the Board, following recommendation of the Nominating and Governance Committee, and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Audit Committee members may be removed by the Board at any time with or without cause. Unless a Chair is elected by the Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.     MEETINGS

         The Audit Committee shall meet as often as it determines, but not less frequently than once per fiscal quarter. The Audit Committee shall meet separately, periodically, with the Company's management, its Chief Financial Officer and controller, and with the Company's independent auditor. Additionally, the Audit Committee may request that any officer or employee of the Company, the Company's outside counsel, or the independent auditor attend a meeting of the Audit Committee, or meet with any members of, or consultants to, the Audit

Committee. The Audit Committee shall report regularly to the Board and shall keep minutes of each meeting held.

IV.      COMMITTEE AUTHORITY AND RESPONSIBILITIES

         A. The Board of Director delegates to the Audit Committee the express responsibility and authority to do the following:

                 1. The Audit Committee shall have the sole authority and
                    responsibility to select, evaluate and, when warranted, replace the Company's independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

                 2. The Audit Committee shall have the authority to approve in advance all audit services to be provided by the independent auditor. An audit service within the scope of the engagement approved by the Audit Committee shall be deemed to be approved in advance.

                 3.

                          a) The Audit Committee shall have the authority to
                             review and approve all engagements of the
                             independent auditor to provide permitted non-audit services that the Audit Committee determines do not impair the independence of the auditor, either by:
                             (i) pre-approving all permitted non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit, or (ii) developing, implementing and overseeing policies and procedures for the engagement of the independent auditor to perform permitted non-audit services based on pre-approved fee levels or budgeted amounts, which policies and procedures shall be reviewed and adjusted annually.

                          b) A permitted non-audit service shall not include any
                             of the following:

                                   i) Bookkeeping or other services related to the accounting records or financial statements of the Company;

                                   ii) Financial information systems design and implementation;

                                   iii) Appraisal or valuation services,
                                        fairness opinions, or
                                        contribution-in-kind reports;

                                   iv)  Actuarial services;

                                   v)   Internal audit outsourcing services;

                                   vi)  Management services or human resources;

                                   vii) Broker or dealer, investment adviser or
                                        investment banking services;

                                   viii) Legal services and expert services
                                        unrelated to the audit; and

                                   ix)  Any other service that is deemed
                                        impermissible by rule or regulation of
                                        the SEC or the Public Company Accounting
                                        Oversight Board.

                    The independent auditor is prohibited from providing any of services listed in this Section 3(b) to the Company.

                 4. In discharging its oversight role, the Audit Committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, including the independent auditor. The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities.

                 5. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, at the expense of the Company.

                 6. The Audit Committee shall have the authority to establish procedures to receive and address complaints regarding the Company's accounting and audit-related matters.

         B. In connection with implementing the authority granted to the Audit Committee herein, the Audit Committee shall have the responsibility and duty, to the extent the Audit Committee deems necessary or appropriate, to:

                 1. Financial Statement and Disclosure Matters

                 a) Review and discuss with management and the independent
                    auditor the annual consolidated financial statements of the Company, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), and the results of the independent auditor's audit of the financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

              b) Review and discuss with management and the independent auditor the Company's quarterly consolidated financial statements prior to the filing of its Form 10-Q, including the disclosures made in MD&A, the results of the independent auditor's review of the quarterly financial statements, and recommend to the Board whether the financial statements should be included in the Company's Form 10-Q.

              c) Discuss with management and the independent auditor significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

                 - any significant changes in the Company's selection or application of accounting principles;

                 - any off-balance sheet structures or transactions, their effect on the financial statements of the Company, and the adequacy of the disclosure of such off-balance sheet transactions or structures;

                 - the effect of the use of alternative GAAP measures on the financial statements, and the adequacy of the disclosures made in relation thereto;


                 - any complex or unusual transactions, or other areas requiring the application of judgments or estimations by management in the preparation of the Company's financial statements;

                 - any major issues, significant deficiencies or material weaknesses as to the adequacy or effectiveness of the Company's internal control over financial reporting or the Company's disclosure controls and procedures;

                 - any changes or corrective action adopted in light of any problems, material weaknesses, or significant deficiencies in the Company's internal control over financial reporting or the Company's disclosure controls and procedures.

              d) Discuss with management the Company's earnings press releases, including the use of "pro forma" or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

              e) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            f) On an annual basis, discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

            g) Review and discuss the disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during the preparation of their certification for the Form 10-K and Forms 10-Q as to any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting, and any fraud involving management or other employees of the Company who have a significant role in the Company's internal control over financial reporting.

            h) The Audit Committee shall report to the Company's shareholders annually by preparing the report required under SEC rules and regulations to be included in the Company's annual proxy statement.

         2. Oversight of the Company's Relationship with the Independent Auditor

            a) Appoint, subject to shareholder ratification, the Company's independent auditor.

            b) Approve the compensation to be paid to the independent auditor for audit services and permissible non-audit services.

            c) Review and approve the terms of the engagement of the
               independent auditor, the scope of its audit, and personnel qualifications.

            d) Approve in advance all audit services to be provided by the independent auditor (an audit service within the scope of the engagement approved by the Audit Committee shall be deemed approved in advance), and review and approve all engagements of the independent auditor to provide permissible non-audit services, either in advance of the provision of such services, or pursuant to the policies and procedures developed by the Audit Committee in respect of such services.

         e) Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management, the Chief Financial Officer and controller.

         f) Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditor are rotated at least every five years. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         g) Review and evaluate the lead partner of the independent auditor team.

         h) Develop policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

         i) Obtain and review a report from the independent auditor at least annually regarding:

             -  the independent auditor's internal quality-control procedures;

             - any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the independent auditor;

             -  any steps taken to deal with any such issues; and

             - all relationships between the independent auditor and the Company.

                The Audit Committee shall present a copy of this report to the Board.

         j)     Review and discuss reports from the independent auditor on:

             -  All critical accounting policies and practices to be used;

             - All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

              - Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

            k) Discuss with the independent auditor issues raised by management as to audit quality and consistency.

         3. Oversight of the Company's Internal Control and Internal Audit Function

            a) Review and discuss with management and the independent auditor the adequacy and effectiveness of the Company's internal controls over financial reporting, and any recommendations of the Company's internal audit department or the independent auditor.

            b) Review with the Company's Chief Executive Officer and Chief
               Financial Officer the results of their evaluation of the effectiveness of the Company's internal control over financial reporting and the internal control report prepared by management in connection with the Company's Form 10-K, pursuant to the SOX Act, the Exchange Act, and the rules and regulations promulgated thereunder;

            c) Discuss with the independent auditor, any issues or concerns raised by the evaluation or the internal control report described in paragraph 3(b) above, which may affect the independent auditor's attestation report on management's internal control over financial reporting.

            d) At least annually, discuss with the Company's management and independent auditor the procedures, responsibilities, activities, staffing, and organizational structure of the Company's internal audit function, or the equivalent internal structure which implements the Company's internal control over financial reporting, and any recommendations in connection therewith.

            e) Review and discuss policies with respect to risk assessment and risk management periodically with management, internal auditors and the independent auditor, and the Company's plans or processes to monitor, control and minimize risk and exposures.

         4. Compliance Oversight Responsibilities

            a) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

            b) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

            c) Discuss with the Company's outside counsel any legal matters, including material litigation that may have a material impact on the financial statements or the Company's compliance policies.

            d) Conduct or authorize investigations into any matters within the scope of the Audit Committee's responsibilities. The Audit Committee shall have unrestricted access to Company employees, independent auditors, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any member or representative of the Audit Committee.

            e) Report regularly to the Board about Audit Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, and the performance of the Company's internal audit function.

            f) The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

            g) The Audit Committee shall perform other activities related to this Charter and the authority and responsibility delegated to the Audit Committee herein, as may be requested by the Board from time to time.

            h) The Audit Committee shall annually review the Audit Committee's own performance.

V.       LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

VI.      FUNDING

         The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (a) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services or any permitted non-audit services approved pursuant to Section IV(A)(4) above, (b) compensation to any advisors retained by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.